Exhibit 99.1

Kewaunee Scientific Corporation

Announces Resignation of Chief Executive and Election of New CEO

Exchange: NASDAQ (KEQU)	Contact:	Thomas D. Hull III
704/871-3290

STATESVILLE, N.C. March 11, 2019 – Kewaunee Scientific Corporation (Nasdaq: KEQU) today announced the resignation of David M. Rausch as President, Chief Executive Officer, and a Director of the Company, effective immediately. Thomas D. Hull III, who has served as Chief Financial Officer of the Company since 2015, has been elected President and Chief Executive Officer and appointed as a member of the Board of Directors to fulfill the term for the seat vacated by Mr. Rausch.

Mr. Rausch served as President of the Company since 2012 and has also been its Chief Executive Officer since 2013. Mr. Rausch first joined Kewaunee in 1994 as a manager and rose to its highest office through his steady and successful leadership over twenty-five years with the Company.

“Dave has been an integral part of our management and executive leadership teams for two and a half decades, a period of tremendous change in the marketplace and growth for the Company,” said David S. Rhind, Chairman of the Board of Directors. “We are extremely thankful to Dave for his years of steadfast dedication and many significant contributions to our success. Perhaps most importantly, Dave developed an exceptional management team, a legacy that will serve us well for many years,” continued Mr. Rhind.

“Mr. Hull brings to the role of CEO his keen business acumen and astute market insight. These skills coupled with his deep financial expertise and knowledge of our Company will make Tom an excellent chief executive,” said Mr. Rhind. “We see in Tom’s tireless diligence, strong leadership, and creative thinking a dynamic leader for our future. Since joining Kewaunee in 2015, Tom has played a critical role in developing and executing our strategic priority of operational excellence to support growth, and coalescing the management team around the strategy. Our Board of Directors unanimously and enthusiastically supports Tom as the established leader for this talented executive team as they continue to identify and act upon new opportunities for growth and profitability throughout our domestic and international operations.”

Mr. Hull will continue to serve as chief financial executive of the Company until his successor is identified.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel, wood, and laminate casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin worksurfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Direct sales offices are located in the United States, India, Singapore, and China. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local and Asian markets. The Company’s China headquarters and sales office are located in Shanghai, China. Kewaunee Scientific’s website is located at http://www.kewaunee.com.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning these factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.